Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of SmartFinancial, Inc. of our reports dated March 17, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, included in SmartFinancial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Forvis Mazars, LLP

Louisville, Kentucky

November 25, 2025